Exhibit 99.1

AeroGrow Reports First Quarter Results

●	Revenue up 20% to $4.5 million
●	Sales Driven by Growth in all Channels – Particularly e-Commerce
●	Strong Prime Day Performance
●	Quarterly Loss From Operations Widens
●	Multiple New Product Launches Planned

Boulder, CO - (August 13, 2019) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or “the Company"), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced results for its first quarter ended June 30, 2019.

For the quarter ended June 30, 2019 the Company recorded net revenue of $4.5 million, an increase of 20% over the same period in the prior year.  Loss from operations was $1,053K, up from $654K in the prior year period.

“I am very pleased with our continued strong sales growth for the 1st Quarter of our Fiscal Year 2020,” said AeroGrow President & CEO J. Michael Wolfe. “With sales up 20%, we continued the strong momentum we’ve had recently and realized particularly good results on our e-commerce platforms (Amazon, AeroGarden.com and several other on-line retailers, notably Macy’s and Kohl’s).

“While not a 1st Quarter result, this momentum has continued with by far our strongest showing ever on Amazon’s Prime Day (held on July 15-16). Over a 24 hour period, we sold thousands of AeroGardens as one of the featured items during the event – this is particularly notable because it occurred outside of our traditional fall and spring selling seasons.

“Our 1st Quarter loss from operations increased year-over-year due to a decline in margin and an increase in SG&A expenditures. The decline in gross margin was largely due to the mix of our quarterly sales. The 1st quarter is typically our smallest revenue quarter, so relatively small shifts in our sales mix (who we sell to, what we sell, etc.) can have a disproportionate impact on our gross margin. Our SG&A expenditures increased by $370K but were in line with our internal forecasts. Selling expense increased by 19% to support our sales growth and to allow us to test several marketing programs that we hope to deploy in our upcoming holiday selling season. In addition, we had several planned, one-time expenses (primarily to 3rd parties) in the quarter that also impacted our G&A expenses in the short term. Our cash position remained strong with $1.4 million in cash on hand as of June 30th. We have also secured a $10 million line of seasonal working capital with our partners at Scotts Miracle-Gro to support our anticipated growth this fall.

“While the 1st Quarter sales growth represents a good start to our year, the real story of the quarter is the excellent progress we made toward achieving our three key goals for the critical upcoming fall and holiday selling season: (1) continuing to increase our overall distribution both on the web and through retail stores; (2) making significant improvements to our advertising and marketing programs; and (3) launching several innovative new products.

“As much progress as we made on distribution and marketing in the quarter, I’m most pleased about our continued innovation efforts. Next month we will be introducing an all-new version of the AeroGarden Bounty. The new Bounty will be our most technically advanced AeroGarden ever – and it will be as beautiful as it is functional with versions available in stainless and ceramic finishes, and several models being Wi-Fi and Alexa enabled. Also this fall we will be introducing a number of new accessory products and exciting new seed kits that will enhance the AeroGarden growing experience. In addition, we have been investing considerable R&D resources toward the completion of a highly innovative new product line focused on large-sized, fully automated home growing devices. We’ll be providing details on this important product introduction in the near future.

“Our 1st Quarter represents a good start for us with solid sales growth and excellent operational progress – but of course the big revenue quarters are ahead and our team is focused on continuing to build on our recent momentum and making our upcoming key selling season the best in our Company’s history. I look forward to updating you with our progress.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS

	June 30, 2019	March 31, 2019
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$1,389	$1,741
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $100 and $89 at June 30, 2019 and March 31, 2019, respectively	3,102	5,102
Other receivables	729	207
Inventory, net	7,384	8,440
Prepaid expenses and other	1,403	490
Total current assets	14,022	15,995
Property and equipment and intangible assets, net of accumulated depreciation of $4,959 and $4,828 at June 30, 2019 and March 31, 2019, respectively	906	1,006
Operating lease right of use	754	-
Deposits	739	39
Total assets	$16,421	$17,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$837	$1,508
Accounts payable related party	1,256	1,102
Accrued expenses	1,091	1,437
Customer deposits	124	181
Debt associated with sale of intellectual property-current portion	23	25
Operating lease liability-current portion	64	-
Total current liabilities	3,395	4,253
Long term liabilities
Debt associated with sale of intellectual property	19	23
Finance lease liability	60	72
Operating lease liability	1,291	-
Other liability	262	240
Total liabilities	5,027	4,588
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at June 30, 2019 and March 31, 2019	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(129,457)	(128,399)
Total stockholders' equity	11,394	12,452
Total liabilities and stockholders' equity	$16,421	$17,040

AEROGROW INTERNATIONAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended June 30,
	2019	2018
(in thousands, except per share data)
Net revenue	$4,475	$3,743
Cost of revenue	3,020	2,310
Gross profit	1,455	1,433

Operating expenses
Research and development	210	160
Sales and marketing	1,404	1,242
General and administrative	894	685
Total operating expenses	2,508	2,087

Loss from operations	(1,053)	(654)

Other (expense) income, net
Interest expense	(2)	-
Other (expense) income, net	(3)	20
Total other (expense) income, net	(5)	20

Net loss	$(1,058)	$(634)

Net loss per common share, basic and diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	34,328	34,328

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755